Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-146613 and on Form S-3 No. 333-147717, No. 333-148551, No. 333-156603 and No. 333-172939 of Westinghouse Solar, Inc. of our report dated March 16, 2012, relating to the consolidated financial statements of Westinghouse Solar, Inc. which appears in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc

San Francisco, California

March 16, 2012